                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT


         This Employment and Option Agreement (this "Agreement") is made to be effective as of the 27th day of July, 1999, by and between Islands Bancorp., a South Carolina corporation (the "Employer" or the "Company"), which is the proposed bank holding company for Islands Community Bank, a proposed national bank or a South Carolina state bank (the "Bank"), and William B. Gossett (the "Employee").

         The Employer is in the process of organizing the Bank, and the Employee has agreed to serve as President and Chief Executive Officer of the Bank and the Company. Upon organization of the Bank, the Employer and the Employee contemplate that this Agreement will be assigned by the Employer to the Bank and that the Bank will assume the duties of the Company hereunder. Following any such assignment, the term "Employer" as used herein from time to time shall refer to the Bank.

         The Employer desires to provide for the employment of the Employee in a manner which will reinforce and encourage the dedication of the Employee to the Bank and the Company and promote the best interests of the Bank, the Company, and the Company's shareholders. The Employee is willing to serve the Employer on the terms and conditions herein provided.

         In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Employment.
         ----------

         (a) The Employer shall employ the Employee, and the Employee shall serve the Employer, as President and Chief Executive Officer of the Bank and the Company upon the terms and conditions set forth herein. The Employee shall have such authority and responsibilities consistent with his position as are set forth in the Company's or the Bank's Bylaws or assigned by the Company's or the Bank's Board of Directors (the "Board") from time to time, including but not limited to duties of assisting Employer with the formation of the Bank to be wholly owned by Employer and located in Beaufort, South Carolina. Notwithstanding the forgoing, except with Employee's written consent, Employee shall not be permanently assigned to any position of lower professional status.

         (b) The Employee shall also serve on the Board of Directors of the Company and the Bank and shall be entitled to receive such fees, stock rights and benefits as are actually made available or awarded to individuals serving on those two boards, and on the same basis as such are actually made available or awarded, excluding any fees or benefits relating to service on any committee(s) of either board.

         (c) The Employee shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Bank and Company policies. Employee shall perform all of Employee's duties hereunder to the best of Employee's ability and shall not, directly or indirectly, engage or participate in any activities in conflict with the best interests of Employer, and will conduct all of Employee's activities in strict loyalty to Employer. Without limiting the generality of the foregoing, Employee shall not engage in any activity for compensation or pecuniary gain other than Employee's employment hereunder and passive investing for the account of Employee or members of Employee's household.

2.       Term. Unless earlier terminated as provided herein, the initial term of
         ----
Employee's employment under this Agreement shall be for a term ("Term") of five
(5) consecutive years commencing on the date hereof. This Agreement shall be automatically renewed for additional Terms of two (2) years each, unless Employer notifies Employee in writing or Employee notifies Employer in writing of the intention not to renew this Agreement no less than one hundred eighty
(180) days prior to the expiration of the then current Term, subject to earlier termination as provided herein. Notwithstanding the foregoing, the Term of employment hereunder will end on the date that the Employee attains the retirement age, if any, specified in the Bylaws of the Bank for directors of the Bank.

3.       Compensation and Benefits. As compensation for the services to be
         -------------------------
rendered by Employee for Employer under this Agreement, Employee shall be compensated as follows:

         (a)   Base Salary.
               -----------

                  (i) Until August 1, 2000, Employee shall be compensated by Employer on the basis of an annual base salary of One Hundred Thirty-five Thousand and No/100 ($135,000.00) Dollars. Such salary shall be payable in pay periods as determined by Employer, but in no event less frequently than monthly.

                  (ii) Effective August 1, 2000, Employer's obligations under
Section 3(a)(i) above shall cease, and Employee shall be compensated by Employer on the basis of an annual base salary of One Hundred Thirty Thousand and No/100 ($130,000.00) Dollars. Such salary shall be payable in pay periods as determined by Employer, but in no event less frequently than monthly. The Board (or an appropriate committee of the Board) shall review the Employee's salary at least annually and may increase (but not decrease) the Employee's base salary if it determines in its sole discretion that an increase is appropriate.

                  (iii) The amount of base salary payable by Employer pursuant to Section 3(a)(i) is hereby guaranteed by Employer until the later to occur of the first anniversary of the date hereof and the date 120 days following the termination of this Agreement pursuant to Section 5(c) hereof; provided, however, that such guarantee shall cease upon the earlier to occur of (A) Employee's failure to satisfy eligibility or other applicable qualifications set forth by any regulator in connection with the regulatory approval process for the Company's operation as a bank holding company or the Bank's operation as a commercial bank, and (B) the termination of Employee's employment hereunder pursuant to Section 5(a) or Section 5(d).

         (b)   Bonus Plan.
               ----------

                  (i) Opening Date. The Employee shall receive a cash bonus
                      ------------
ranging from a minimum of $10,000 to a maximum of $27,500 on the date the Bank lawfully commences business (the "Opening Date") in Beaufort, South Carolina. The amount, if any, by which such bonus shall exceed the minimum amount shall be determined by the Board of Directors upon its consideration of factors it deems appropriate, including Employee's activities in organizing the Company and the Bank; development of policies and procedures for the Company and the Bank; assistance in the design, upfit and construction of physical facilities; staffing arrangements; regulatory coordination and compliance; and the progression of the application and approval process necessary for the commencement of the Bank's operations.

                  (ii) Annual. For each calendar year following the first full
                       ------
calendar year of the Bank's operations, the Employee shall be awarded a cash bonus to Employee of five percent (5%) of the Bank's net income, after reduction for such cash bonus, following the Board's analysis of criteria it deems appropriate, including the Bank's achievement of certain performance levels for return on assets and non-performing loans or other specified goals and criteria agreed to by the Employer and the Employee (the "Bonus Plan"). Notwithstanding the foregoing, such bonus shall not exceed 50% of the Employee's base salary in effect hereunder for the applicable calendar year unless the Board shall determine otherwise based upon its analysis of factors it deems appropriate. Such bonus shall be paid no later than March 31st of the following calendar year.

         (c) Dues. Employer shall pay all dues of Employee as a member of one
             ----
social or country club and one service club, both of which shall be approved by the parties hereto.

         (d) Vacation. Employer shall provide fifteen (15) business days of paid
             --------
vacation time for the twelve-month period commencing on the date hereof, and shall provide twenty (20) business days of paid vacation time for each consecutive twelve-month period thereafter during the term of this Agreement. Such vacation days are to be taken at such time or times as Employee may reasonably request, subject to the

Employer's convenience and prior approval, which approval shall not be unreasonably withheld. Vacation time shall not cumulate year to year.

         (e) Automobile. At Employer's election, Employer shall provide Employee
             ----------
with either a premium model automobile (4-door sedan of a United States-based manufacturer) owned or leased by Employer, or a comparable monthly automobile allowance. If Employer provides Employee with an automobile, Employer shall also provide for reasonable expenses associated with the automobile, including, but not limited to, insurance and taxes.

         (f) Life Insurance. The Employer shall provide the Employee with a term
             --------------
life insurance policy providing for death benefits totaling $300,000 payable to the Employee's spouse and heirs (and may provide for additional death benefits of up to $300,000 payable to the Employer), and the Employee shall cooperate with the Employer in the securing and maintenance of such policy.

         (g) Other Benefits. The Employer shall provide Employee with standard
             --------------
family health insurance coverage, and Employee shall be eligible to participate in all retirement, 401(k), welfare and other benefit plans or programs of the Employer now or hereafter applicable generally to employees of the Employer or to a class of employees that includes senior executives of the Employer.

         (h) Reimbursement For Expenses.
             --------------------------

                  (i) Relocation Expenses. Employer shall provide reimbursement
                      -------------------
to Employee of the following properly documented expenses: (A) the standard real estate brokerage commission payable by Employee on the sale of Employee's existing residence; (B) the reasonable direct costs associated with the moving of Employee's personal property to Beaufort, South Carolina; (C) the temporary living expenses of Employee and Employee's family for a period not to exceed six months (including provision of a temporary residence during such period); and
(D) the payment of Employee's mortgage points, if any, (up to one point maximum) for the purchase of Employee's residence.

                  (ii) Other Expenses. Employer shall provide reimbursement to
                       --------------
Employee of all reasonable expenses incurred by Employee for the benefit of Employer in the performance of Employee's duties hereunder which are incurred and accounted for in accordance with the normal practices of the Employer.

4.       Stock Options. The Employee shall participate in any long-term equity
         -------------
incentive program of the Company or the Bank and shall be eligible for the grant of stock options, restricted stock, and other awards thereunder or under any similar plan adopted by the Company. On the date of the closing of the stock offering for the initial capitalization of the Bank, or as soon thereafter as an appropriate stock option plan is adopted by the Board, the Company shall grant to Employee an option to purchase a number of shares of Common Stock equal to three percent (3%) of the number of shares sold in the offering. The award agreement for the stock option shall provide for an exercise price per share equal to the price per share of stock sold in the stock offering for the initial capitalization of the Bank, and shall also provide that one-third of the total number of shares under the option award shall vest and become exercisable on each of the first, second and third anniversaries of the Opening Date, subject to accelerated vesting of all options upon a "Change in Control" as defined below. In addition, the award agreement will provide that the Employee's option shall be qualified as an incentive stock option under the Internal Revenue Code of 1986, as amended (the "Code") to the extent the option otherwise qualifies for such treatment under the Code. For purposes of such option vesting, the term "Change in Control" shall mean that any of the following events shall have occurred: (i) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group (or a "person" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), other than the Company, a majority-owned subsidiary of the Company, an employee benefit plan (or related trust) of the Company or such subsidiary, become(s) after the effective date of the stock option plan the "beneficial owner" (as defined in Rule 13(d)(3) under the 1934 Act) of 35% or more of the then outstanding voting stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (together with any new director whose election by the Board or whose nomination for election by the Company's shareholders, was approved by the vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; (iii) the shareholders of the Company approve (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all of the Company's assets (other than to a subsidiary of the Company); or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization; or (iv) a notice of an application is filed with the Office of Comptroller of the Currency (the "OCC") or the Federal Reserve Board or any other bank or thrift regulatory approval (or notice of no disapproval) is granted by the Federal Reserve, the OCC, the Federal Deposit Insurance Corporation, or any other regulatory authority for permission to acquire control of the Company or any of its banking subsidiaries.

5.       Termination.
         -----------

         (a) For Cause By Employer. Notwithstanding any other provision hereof,
             ---------------------
Employer may terminate Employee's employment under this Agreement immediately at any time for Cause upon delivery to Employee of written notice specifying the basis for such termination hereunder. The term Cause shall include of any of (i) the commission by Employee of a willful act (including, without limitation, a dishonest, fraudulent or unethical act, or willful or recurring insubordination) or a grossly negligent act, or the willful or grossly negligent omission to act by Employee, which is intended to cause, causes or is reasonably likely to cause material harm to Employer (including harm to its business reputation), (ii) the indictment of Employee for the commission or perpetration by Employee of any felony or any crime involving dishonesty, moral turpitude or fraud, (iii) the material breach by Employee of this Agreement, (iv) the material violation by Employee of any federal or state banking law, rule or regulation; causing or permitting, whether intentionally or negligently, Employer to materially violate any federal or state banking law, rule or regulation, (v) the suspension or temporary prohibition of Employee's participation in the conduct of the affairs of Employer or any subsidiary of Employer by notice served under Section 8(e) of the Federal Deposit Insurance Act (12 U.S.C., Section 1818 (e)), (vi) the receipt of any form of notice, written or otherwise, that any regulatory agency having jurisdiction over Employer intends to institute any form of formal or informal (e.g., a memorandum of understanding which relates to Employee's performance) regulatory action against Employee or Employer (provided that the Board of Directors determines in good faith, with Employee abstaining from participating in the consideration of and vote on the matter, that the subject matter of such action involves acts or omissions by or under the supervision of Employee or that termination of Employee would materially advance Employer's compliance with the purpose of the action or would materially assist Employer in avoiding or reducing the restrictions or adverse effects to Employer related to the regulatory action); (vii) the exhibition by Employee of a standard of behavior within the scope of his employment that is materially disruptive to the orderly conduct of Employer's business operations (including, without limitation, substance abuse or sexual misconduct) to a level which, in the Board of Directors' good faith and reasonable judgment, with Employee abstaining from participating in the consideration of and vote on the matter, is materially detrimental to Employer's best interest; (viii) the failure of Employee to devote his full business time and attention to his employment as provided under this Agreement that, if susceptible of cure, remains uncured 60 days following written notice to Employee of such failure; or (ix) the failure by the Employee to achieve or maintain the reasonable performance goals established by Employer's management and approved by the Board of Directors from time to time for Employee and Employer that, if susceptible of cure, remains uncured 60 days following written notice to Employee of such failure. All compensation (including without limitation the base salary, and all perquisites and fringe benefits) to which Employee would otherwise be entitled (for periods after the effective date of such termination) shall be discontinued and forfeited as of the effective date of such termination.

         (b) Without Cause By Employer. Employer may terminate this Agreement
             -------------------------
without cause upon thirty (30) days prior written notice to Employee. In the event of such termination, all compensation (including without limitation the base salary and any perquisites and fringe benefits, if any) to which Employee would otherwise be entitled (for periods after the effective date of the termination) shall be discontinued and forfeited as of the effective date of such termination. Notwithstanding the foregoing, in the event of such termination by Employer without cause, the following shall occur:

                  (i) Employee shall be paid a cash lump sum severance payment equal to two times the amount of the base salary (as set forth in Section 3(a) hereof) in effect at the time of the termination, plus the amount of any unpaid bonus earned in the preceding twelve months; and

                  (ii) Employee shall receive from Employer, at Employer's expense, all benefits set forth in Section 3(g) until the expiration of the then
                                   ------------
current term of this Agreement; provided however, during such period should a third party provide any such benefit to Employee, Employer's obligation pursuant to this paragraph to provide the fringe benefit provide by the third party shall be reduced by the amount and to the extent such fringe benefit is provided to Employee by such third party.

         (c) Failure to Organize Bank. Employer may terminate this Agreement if
             ------------------------
its effort to organize the Bank is abandoned. In the event of such termination, Employee shall be paid any earned but unpaid portion of his base salary and a cash lump sum severance payment equal to the amount of his base salary in effect at the time of the termination that would have been payable to him for the period from the date of such termination to the later to occur of the first anniversary of the date hereof and the date 120 days following the date of such termination. Any compensation (including without limitation the base salary and any perquisites and fringe benefits, if any) to which Employee would otherwise be entitled (for periods after the effective date of the termination) shall be discontinued and forfeited as of the effective date of such termination.

         (d) Termination By Employee. Employee may with or without cause
             -----------------------
terminate this Agreement upon thirty (30) days prior written notice to Employer. In the event of such termination, all compensation (including without limitation the base salary, and all perquisites and fringe benefits) to which Employee would otherwise be entitled (for periods after the effective date of such termination) shall be discontinued and forfeited as of the effective date of such termination. Employee's death shall be deemed termination of this Agreement pursuant to this Section 5(d).

         (e) Disability. In the event of the Employee's disability during
             ----------
employment under this Agreement, then employment under this Agreement shall terminate. For purposes of this Agreement, except as provided herein below, "disability" shall mean the inability of Employee, due to sickness or other incapacity, to perform Employee's duties under this Agreement for a period in excess of ninety (90) substantially consecutive days. Such termination shall become effective at Employer's election upon the expiration of such ninety (90) day period of disability. Upon termination of employment under this Agreement due to Employee's disability, all compensation (including without limitation the base salary, and all perquisites and fringe benefits) to which Employee would otherwise be entitled (for periods after the effective date of such termination) shall be discontinued and forfeited as of the effective date of such termination. During the period of any incapacity leading up to and ending on the termination of the Employee's employment as a result of disability, the Employer shall continue to pay the Employee his full base salary at the rate then in effect and all perquisites and other benefits (other than any bonus). Furthermore, the Employee shall receive any bonus earned or accrued under the Bonus Plan through the date of incapacity (including any amounts awarded for previous years but which were not yet vested) and a pro rata share of any bonus with respect to the current fiscal year which had been earned as of the date of the Employee's incapacity.

         (f) Board Membership. In the event that the Employee's employment is
             ----------------
terminated for any reason, the Employee shall (and does hereby) tender his resignation as a director of the Company and the Bank and effective as of the date of termination.

         (g) Return of Materials. The Employee shall surrender to the Employer,
             -------------------
promptly upon its request and in any event upon termination of the Employee's employment, all media, documents, notebooks, computer programs, handbooks, data files, models, samples, price lists, drawings, customer lists, prospect data, or other material of any nature whatsoever (in tangible or electronic form) in the Employee's possession or control, including all copies thereof, relating to the Employer, its business, or its customers. Upon the request of the Employer, Employee shall certify in writing compliance with the foregoing requirement.

         (h) Change in Control. Notwithstanding the operation of the other
             -----------------
provisions of this Section 5, in the event of any termination of this Agreement
                   ---------
by Employer following the occurrence of a "Change in Control" as that term is defined in Section 4 hereof (provided that such Change in Control has occurred
           ---------
following, and not as a result of, the final closing of the stock offering for the initial capitalization of the Bank), Employer shall be obligated to pay the amounts and provide the benefits set forth in paragraphs (i) and (ii) of Section
                                                                         -------
5(b) hereof.
----

6.       Confidentiality and Secrecy. Employee acknowledges that in and as a
         ---------------------------
result of Employee's employment hereunder, Employee will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to Employer's business, including without limitation technological knowhow, copyrights, proprietary information, trade secrets, systems, procedures, manuals, confidential reports, records, operational expertise, lists of customers and projects, the nature and type of services rendered by Employer, the equipment and methods used and preferred by Employer's customers, and the fees paid by them (all of which are deemed for all purposes confidential and proprietary). As a material inducement to Employer to enter into this Agreement and to pay to Employee the compensation stated in Section 3
                                                                      ---------
and Section 4, Employee covenants and agrees that during the term of Employee's
    ---------
employment hereunder, and for one (1) year after the expiration or earlier termination of Employee's employment by Employer or an affiliate of Employer, Employee shall not, directly or indirectly, make use of, or disclose to any person, any confidential information of Employer or its affiliates.

7.       Covenants Against Competition. In view of the unique value to Employer
         -----------------------------
of the services of Employee for which Employer has contracted hereunder, because of the confidential information to be obtained by or disclosed to Employee, as hereinabove set forth, and because Employee's employment hereunder will result in Employee's development of a unique relationship with customers, suppliers and employees, as a material inducement to Employer to enter into this Agreement and to pay to Employee the compensation stated in Section 3 and Section 4, Employee
                                              ---------     ---------
covenants and agrees as follows:

         (a) During Employee's employment by Employer, and for a period expiring on the earlier to occur of the date one (1) year after the expiration of this Agreement or the date one (1) year after the earlier termination for any reason of Employee's employment hereunder, Employee shall not directly or indirectly solicit or divert employment of any employee of the business of Employer or an affiliate of Employer, or employ any person previously employed by Employer or an affiliate of Employer.

         (b) During Employee's employment by Employer, and for a period expiring on the earlier to occur of the date one (1) year after the expiration of this Agreement or the date one (1) year after the earlier termination for any reason of Employee's employment hereunder, Employee shall not directly or indirectly solicit, divert or convert, or assist another person or entity to solicit, divert or convert, customers of Employer or any affiliate of Employer to any other financial institution.

         (c) During Employee's employment by Employer, and for a period expiring on the earlier to occur of (i) the date one (1) year after the termination of Employee's employment hereunder for any reason other than Employer's termination of Employee "without cause" pursuant to Section 5(b) hereof, (ii) the date six
(6) months after the expiration of this Agreement where such expiration results from Employee's proper notification to Employer of Employee's intention not to renew this Agreement pursuant to Section 2, and (iii) the date of the expiration of this Agreement where such expiration results from Employer's proper notification to Employee of Employer's intention not to renew this Agreement pursuant to Section 2, Employee shall not within the geographic area specified below engage in any business or perform any services, directly or indirectly, in competition with the business of Employer or any subsidiary or parent company of Employer, or have any interest, whether as a proprietor, partner, employee, stockholder (directly or beneficially), principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any financial institution that shall so engage; except that Employee shall be permitted to own for investment purposes only, directly or beneficially, up to (but not more than) 2% in the aggregate of the stock of a competing corporation which is publicly-traded on a national stock exchange or the Nasdaq National Market System, so long as Employee is not a controlling person of, or a member of a group that controls, such corporation and Employee is not otherwise affiliated in any capacity with such corporation. The restrictions of this Section 7(c)
                                                                ------------
shall apply everywhere within a 25 mile radius of each location where

Employer (or any subsidiary or parent company of Employer) maintains an office or branch at any time during the term of this Agreement.

8.       Reasonableness, Enforceability and Remedies.
         -------------------------------------------

         (a) Employee has carefully read and considered the provisions of Sections 6, 7 and 8, and, having done so, agrees that the restrictions set forth
-------------------
in these Sections, including, but not limited to, the time period of restriction
         --------
and geographic limitations set forth in Section 7, are fair and reasonable and
                                        ---------
are reasonably required for the protection of the interests of Employer, any of its subsidiaries, and its and their respective officers, directors, shareholders, employees, and affiliates.

         (b) In the event that, notwithstanding the foregoing, any of the provisions of Sections 6, 7 or 8 or any parts thereof shall be held to be
              ------------------
invalid or unenforceable, the remaining provisions or parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included therein. In the event that any provision of Sections 6 or 7 relating to the time period and/or geographic
                 ---------------
restrictions and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or geographic restrictions and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

         (c) Employee acknowledges that the services Employee is to render are of a special and unusual character with a unique value to Employer, the loss of which cannot adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by Employee of any of the provisions of Sections 6 or 7, Employer, in addition to and not in limitation of, any other
---------------
rights, remedies, or damages available to Employer under this Agreement, shall be entitled to a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employers, employees, consulting clients, and/or any and all persons directly or indirectly acting for or with Employee.

         (d) Employee covenants and agrees that if Employee shall violate any of Employee's covenants or agreements under Sections 6 or 7, Employer shall be
                                         ---------------
entitled to: (i) an accounting and repayment of all profits, compensation, commissions, remuneration, or other benefits that Employee directly or indirectly has realized and/or may realize as a result of, growing out of, or in connection with, any such violation; (ii) recover actual damages incurred by Employer and by any parent company or subsidiary of Employer, as a result of any such violation; (iii) any injunctive relief to which Employer and any parent company or subsidiary of Employer is or may be entitled at law, in equity, or under this Agreement; and (iv) exercise its other rights respecting a breach of this Agreement as set forth herein. The remedies set forth herein shall not be the sole and exclusive remedies to which Employer is entitled for violation of Sections 6 or 7.
---------------

9.       Burden and Benefit. This Agreement shall be binding upon, and shall
         ------------------
inure to the benefit of, Employer and Employee, and their respective heirs, personal and legal representatives, successors, and permitted assigns.

10.      Assignment. This Agreement and any rights hereunder are personal to
         ----------
Employee and shall not be assigned or otherwise transferred by Employee. Employer shall be entitled to assign this Agreement to any corporation controlled by Employer.

11.      Governing Law/Jurisdiction. The construction and interpretation of
         --------------------------
this Agreement shall at all times and in all respects be governed by the laws of the State of South Carolina. The parties hereby (i) agree that any litigation, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court in the State of South Carolina, (ii) waives any objection which it might have now or hereafter to any such litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submits to the jurisdiction of such courts in any such litigation, action or proceeding. For all purposes of this Agreement, the parties hereby further agree that service of process upon any party may be effected pursuant to United States mail.

12.      Usage. The section and paragraph headings contained in this Agreement
         -----
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Term such as "hereof", "hereunder", "hereto", "herein", and words of similar import shall refer to this Agreement in its entirety and all references shall refer to specified portions of this Agreement, unless the context clearly requires otherwise.

13.      Severability. The provisions of this Agreement shall be deemed
         ------------
severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions. Without limiting the generality of the foregoing or of
Section 8, each provision, sub-provision, part, and sub-part of Sections 7 or 8 shall be deemed severable.

14.      Survival. Employee's obligations pursuant to Sections 6 and 7 hereof
         --------
shall survive the termination of this Agreement.

15.      Modifications. This Agreement can only be modified by a written
         -------------
agreement duly signed by authorized representatives of the parties hereto. Moreover, in order to avoid uncertainty, ambiguity and misunderstandings in their relationships, the parties hereto covenant and agree not to enter into any oral agreement or understanding inconsistent or in conflict with this Agreement; and the parties hereto further covenant and agree that any oral communication allegedly or purportedly constituting such an agreement or understanding shall be absolutely null, void and without effect.

16.      Waiver. Any waiver by either party of any breach or any term or
         ------
condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Agreement.

17.      No Inference Against Author. No provision of this Agreement shall be
         ---------------------------
interpreted against any party because such party or its legal representative drafted such provision.

18.      Notice. Any notice, request, approval, consent, demand or other
         ------
communication hereunder shall be effective if in writing and upon the first to occur of the following: (i) upon receipt by the party to whom such notice, request, approval, consent, demand or other communication is being given; or
(ii) three (3) business days after being duly deposited in the U.S. Mail, certified, return receipt requested, and addressed to the respective addresses last given by each party to the other; provided, however, that all notices to Employer shall be directed to the attention of Employer with a copy to the Secretary of Employer.

19.      Prevailing Party. The party against which any final judgment is
         ----------------
obtained in any litigation resulting from the termination of Employee's employment hereunder or Employee seeking to obtain or enforce any right or benefit provided by this Agreement shall pay or reimburse the successful party for all legal fees and related expenses incurred by such successful party in such litigation.

20.      Entire Agreement. This Agreement contains the entire agreement and
         ----------------
understanding by and between Employer and Employee with respect to the subject matter hereof and supersedes all prior and contemporaneous written or oral agreements and representations between the parties with respect thereto.

         IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement under seal to be effective as of the day and year first above written.

IN THE PRESENCE OF:                 EMPLOYEE:

                                                                          (SEAL)
                             /s/ WILLIAM B. GOSSETT
-----------------------      ---------------------------
Witness                             William B. Gossett


                                    EMPLOYER:
-----------------------
Witness                             ISLANDS BANCORP.

                                                                          (SEAL)
                             By: /s/ D. MARTIN GOODMAN
-----------------------          ----------------------------
Witness                      Its:    CHAIRMAN
                                 ----------------------------


-----------------------
Witness